CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1/A, of our report dated February 4, 2011, of Alliance Petroleum Corporation (An Exploration Stage Company) relating to the financial statements as of December 31, 2010 and for the period from September 17, 2010 (inception) to December 31, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

October 13, 2011